CONTRACTUAL AGREEMENT

      This agreement is made this 14th day of February, 2003, by and between Telediscount Communications, Inc., a New York corporation located at PO Box 718, Union City, New Jersey 07087, ("Telediscount") and Envios de Valores La Nacional Corp., a New York corporation having an office at 566 W. 207th Street, New York, New York 10034 ("La Nacional") for and in consideration of the mutual promises expressed herein.

                                   WITNESSETH:

WHEREAS, La Nacional is engaged in the business of receiving money and/or negotiable instruments and transmitting the same pursuant to specific customers' instructions ("Money Transfer Services" or "Services");

WHEREAS, Telediscount operates a chain of retail stores that provide prepaid services to customers and a telecommunication infrastructure for long distance phone service ("Phone Services");

WHEREAS, Telediscount desires to purchase it's Money Transfer Services on an exclusive basis from La Nacional;

WHEREAS, La Nacional desires to invest in Telediscount and obtain a position on its board of directors;

WHEREAS, La Nacional desires to be presented with a proposal for telecommunication services by Telediscount and its affiliates; and,

WHEREAS, La Nacional desires that Telediscount not open a store within half a mile of La Nacional's current stores and Telediscount desires that La Nacional not open a store within half a mile of Telediscount's current stores.

NOW, THEREFORE, in consideration of the representations and covenants hereinafter contained, the parties agree as follows:

1. APPOINTMENT

a) Telediscount agrees to implement La Nacional's Money Transfer Services at each of its stores, on an exclusive basis, for a period of five years under the following conditions:

      i. The prices, services, system reliability and speed of payment provided by La Nacional to Telediscount and its customers are competitive with market forces, as defined as similar or more favorable than those of VIGO, Trans-Fast, Pronto Envios and Costamar.

      ii. If there are, at the time of signing this agreement, La Nacional stores within a one-half (1/2) mile radius from a Telediscount store, then Telediscount may carry competitive money transfer products only at the particular Telediscount store with a La Nacional store within a half (1/2) mile radius. If La Nacional closes the store, then Telediscount shall immediately cease the offering of competitive money transfer products at the particular store.

      iia. If a La Nacional agent is within a 1/3 miles radius of a Telediscount store and the volume of Telediscount money transfers decrease 5% or more over a three month period, then Telediscount shall have the right to add a competing product at that store.

      iii. If either party shall file for bankruptcy or be found in violation of any statute, rule or regulation of the U.S. Treasury Department, the Office of the Comptroller, any state Banking Department, or any United States government agency, then this agreement shall be terminable immediately by the party not so affected.

      iv. Telediscount shall sign La Nacional's standard form of agency agreement for each of its stores.

      v. Telediscount represents and warrants that the entry of this agreement and provision of La Nacional's Money Transfer Services by Telediscount stores as contemplated herein will not violate or interfere with any other agreement Telediscount or its respective stores may have with any third party, including but not limited to any other money transmission company with whom Telediscount or its stores may have already entered an agreement. Telediscount shall indemnify and hold La Nacional harmless from any claims relating in any manner to the breach of this representation by Telediscount. La Nacional may also, in its sole discretion, terminate this agreement and demand an immediate refund of the Investment if it determines this representation has been breached.

      vi. Where the terms "store" or "stores" are used in this agreement, they refer to branch offices which are locations with businesses owned and operated by La Nacional or Telediscount and do not refer to independent agent or third party locations offering La Nacional's Money Transfer Services.

      vii. Where an "independent agent" is used in this agreement, they refer to retail operations owned and operated independently from La Nacional, but selling La Nacional Money Transfer Services products.

b) This agreement may be terminated on thirty (30) days notice if Telediscount or La Nacional opens a new store or an independent agent within half a mile of either party's existing stores, unless prior written approval is received from the affected party. Termination based on the immediately preceding sentence may only be invoked in the sole discretion of the party whose store was in existence first within said one-half mile radius and only if the infringing party fails to cease all money transmission activity at the infringing store or close the store within 15 days after receiving notice of infringement under this paragraph.

c) The parties agree that during the course of this agreement and, in the event of its termination by either party, for a period of two (2) years thereafter, the parties agree not to disclose any of each other's confidential or trade secret information to any third party, or use such information for their own behalf. The parties agree that they will promptly return all of each other's confidential or trade secret information immediately upon termination of the Agreement.

d) It is hereby expressly agreed that La Nacional's confidential or trade secret information shall include but is not limited to La Nacional's lists of independent agent locations and La Nacional's lists of paying agents.

e) The parties agree that during the course of this Agreement and in the event of its termination, and for a period of two (2) years thereafter, both parties agree that they will not in any manner directly or indirectly solicit, divert, take away or interfere with any of the employees or contractual arrangements of the other party.

2. IMPLEMENTATION

a) La Nacional will lend computers and other equipment, as deemed necessary by La Nacional, to Telediscount stores to enable Telediscount to offer La Nacional's Money Transfer Services. The equipment so provided will at all times remain the property of La Nacional and shall be returned immediately to La Nacional upon the cancellation or termination of this agreement for any reason. Telediscount herewith consents, in advance, to the immediate removal of any and all said equipment by La Nacional in the event of a cancellation or termination of this agreement. Telediscount shall not allow any liens or encumbrances to be placed on this equipment.

b) La Nacional will provide training for Telediscount personnel on provision of the Money Transfer Services and La Nacional will provide marketing support for Telediscount stores on terms acceptable to Telediscount and La Nacional. La Nacional will provide armored car services to pickup funds related to the Money Transfer Services on a schedule to be agreed on separately by the parties.

c) Neither party shall represent or hold itself out as being the owner of the other party except La Nacional may disclose its ownership interest in Telediscount to third parties as deemed necessary by La Nacional.

d) The parties agree to indemnify each other for any liability that the other incurs as a result of any acts against or false representation to third parties by either party.

3. INVESTMENT

a) La Nacional agrees to invest three hundred and fifty thousand dollars ($350,000.00) in Telediscount in the following manner:

      i.    $150,000 upon the signing of the agreement;

      ii. $100,000 after a total of 10 Telediscount stores have signed La Nacional agency agreements and begun to provide La Nacional's Money Transfer Services;

      iii. $50,000 after a total of 20 Telediscount stores have signed La Nacional agency agreements and begun to provide La Nacional's Money Transfer Services;

      iv. $50,000 after all Telediscount stores have signed La Nacional agency agreements and begun to provide La Nacional's Money Transfer Services;

b) In exchange for the cash investment, Telediscount will issue 1,743,213 shares, of Telediscount common stock, to La Nacional, which amount Telediscount represents and warrants is equal to 5% of the fully diluted shares outstanding of Telediscount (the "Investment"). Telediscount shall issue a share certificate to La Nacional immediately upon receipt of said $350,000 reflecting the Investment (the "Share Certificate"). The common stock to be purchased by and sold to La Nacional pursuant to this Agreement, when issued, sold and delivered for the consideration expressed herein, shall be duly and validly issued, fully paid and nonassessable.

c) La Nacional will have the right to appoint one of its executive officers to the board of directors of Telediscount. La Nacional's officer will maintain said position for as long as this agreement is in force.

d) Neither party may use or reveal confidential or proprietary information belonging to the other party to any individual or entity not a party to this agreement for any reason, without the express written consent of the other party.

e) The Share Certificate shall bear the following restrictive legend:

            "The shares have not been registered under the Securities Act of 1933 and may be offered, sold, or transferred only if registered pursuant to the provision of that Act or if an exemption from registration is available."

f) i. If Telediscount shall conduct initial public offering of equity securities, anytime thereafter, upon written request by La Nacional (a "Requested Registration") that Telediscount effect the registration under the Securities Act of 1933 of all or part of La Nacional's Investment (the "Registrable Securities), Telediscount will use its best efforts to effect the registration under the Securities Act of 1933 of the Registrable Securities which Telediscount has been so requested to register by La Nacional within sixty
(60) days after receipt of such request.

      ii. If Telediscount for itself or any of its security holders shall at any time or times after the date hereof determine to register under the Securities Act of 1933 any shares of its capital stock or other securities, on each such occasion Telediscount will notify La Nacional of such determination at least thirty (30) days prior to the filing of such registration statement, and upon the request of La Nacional given in writing within twenty (20) days after the receipt of such notice, Telediscount will use its best efforts as soon as practicable thereafter to cause any of the Registrable Securities specified by La Nacional to be included in such registration statement to the extent such registration is permissible under the Securities Act of 1933 and subject to the conditions of the Securities Act of 1933.

g) La Nacional understands and acknowledges that the Investment has not been reviewed by the SEC because this transaction is by an issuer not involving any public offering pursuant to Section 4(2) of the Securities Act of.

h) La Nacional acknowledges and understands that: the purchase of the Investment involves a high degree of risk, La Nacional may not be able to liquidate the investment in the event of an emergency, transferability is extremely limited, La Nacional could sustain a complete loss of its entire investment, and there is no public market for the sale of any Telediscount securities.

i) In case of the proposed issuance by Telediscount of, or the proposed granting by Telediscount of rights or options to purchase, its equity shares of any class or any shares or other securities convertible into or carrying rights or options to purchase its equity shares of any class, La Nacional shall, if the issuance of the equity shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect the voting or dividend rights of La Nacional, have the right during a reasonable time and on reasonable conditions to purchase the shares or other securities to be offered or optioned for sale as nearly as practicable in such proportions as would preserve the relative dividend rights and voting rights of La Nacional and at a price or prices not less favorable than the price or prices at which such shares or other securities are proposed to be offered for sale to others.

4. TELECOMMUNICATIONS

a) Telediscount warrants that it operates a telecommunication network for providing long distance telephone services.

b) Telediscount will provide La Nacional with international telephone rates at a twenty-five percent (25%) markup to its carrier cost within five (5) days after the consummation of this Agreement which La Nacional may utilize if it so desires.

c) Telediscount will make available and provide advice to La Nacional with respect to the development of its telephonic network.

d) Telediscount will offer La Nacional its switching facilities if La Nacional desires to establish its own termination capabilities or develop its own proprietary phone cards.

5. TERMINATION

a) After the initial term of this Agreement, the Agreement shall be automatically renewed a one year period, unless either party gives the other written notice forty five (45) days prior to the expiration of the then current contract period.

b) If this Agreement is terminated or cancelled by La Nacional because of a breach of contract pursuant to the terms of this Agreement, then:

      i. La Nacional may, in its sole discretion, immediately suspend operation of the Money Transfer Service and reject all requests for transfers made after termination or cancellation of this agreement. Notwithstanding the termination of this Agreement, the provisions of the individual agency agreements covering each Telediscount store shall remain in effect unless they have been terminated or cancelled pursuant to the terms of said agreements.

      ii. La Nacional shall have the right to require Telediscount to repurchase the Investment at the greater of: aa) La Nacional's initial purchase price, bb) assuming Telediscount's shares have become publicly traded, the fair market value of said Investment based on the average closing market price of Telediscount's common stock over the thirty days preceding the termination or cancellation of the Agreement, or cc) an amount equal to five times the average annual earnings of the corporation over the previous two fiscal years, divided by the number of outstanding shares, computed at the close of the previous fiscal year of the corporation.

6. APPLICABLE LAW

      This Agreement is governed by and construed under the laws of the State of New York and both parties agree that any action brought to enforce or interpret this Agreement shall be brought in an appropriate court of such State.

7. NOTICES

      Any notices, requests, instructions or other documents to be given under this Agreement by either party to the other party shall be in writing and (a) delivered personally; (b) sent by telecopy; (c) delivered by overnight express (charges prepaid); or (d) sent by registered or certified mail, postage prepaid to:

If to Telediscount to:           Ed Cabrera, CEO
                                 Telediscount Communications
                                 P.O. Box 718
                                 Union City, NJ 07087

If to La Nacional to:            Alan Friedman, President
                                 Envios de Valores La Nacional Corp.
                                 566 W. 207 Street
                                 New York, New York 10034
or at such other address for the party as shall be specified by like notice. Any notice which is delivered personally, telecopied or sent by overnight express in the manner provided in this section 7 shall be deemed to have been duly given to the party to whom it is addressed upon actual receipt by such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the third business day after it is so placed in the mail.

8. COMPLETE UNDERSTANDING

      This Agreement constitutes the entire agreement and understanding between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter.

9. HEADINGS

      The headings herein are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect any of its provisions.

10. SUCCESSORS AND ASSIGNS

      The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Neither Telediscount nor La Nacional may assign their rights or delegate their obligations under this Agreement without the prior written consent of the other.

11. MODIFICATION AND WAIVER

      None of the terms or conditions of this Agreement may be waived except in writing. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by Telediscount and Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver.

12. INVALID PROVISIONS

      If any provision of this Agreement is held to be illegal, invalid or unenforceable by any court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the legality, enforceability or validity of any other provisions or of the same provision as applied to any other facts or circumstances.

13. EFFECTIVE DATE

      This Agreement shall be effective from the date first set forth hereinabove and shall remain in effect for an initial term of five years from said date.

14. AUTHORITY

      Each party represents and warrants it has the corporate authority to enter into this contract. After its execution of this agreement each party shall provide to the other a Secretary's Letter, including a Corporate Resolution passed by the Board of Directors of the company dated before the execution of this agreement where it is thereby resolved by the Board of Directors to accept this agreement. The Corporate Resolution shall further certify the said Resolution as a true and valid resolution that was adopted by the Board of Directors at a meeting held at which a quorum was present and voting and that it does not conflict with the by-laws of the company.

AGREED TO AND ACCEPTED on the date first above written:

Envios de Valores La Nacional, Corp.


By
   ---------------------------------
   Alan Friedman
   Title: President


Telediscount Communications, Inc.


By
   ---------------------------------
   Ed Cabrera
   Title: Chief Executive Officer